Execution Version

CONSENT AND AMENDMENT AGREEMENT

CONSENT AGREEMENT (this “Agreement”), dated as of January 21, 2010, by and among Novelos Therapeutics, Inc. (the “Company”) and the holders set forth on the signature pages affixed hereto (each such holder, a “Consenting Holder” and, collectively, the “Consenting Holders”).

Recitals

A.           The Company and Purdue Pharma L.P. (“Purdue”) entered into a Securities Purchase Agreement, dated February 11, 2009 (the “Purchase Agreement”), pursuant to which the Company issued to Purdue (i) 200 shares of the Company’s Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”), convertible into an aggregate of 15,384,615 shares (the “Purdue Conversion Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (ii) warrants to purchase an aggregate of up to 9,230,769 shares (the “Purdue Warrant Shares”) of Common Stock (subject to adjustment).

B.           In connection with the transactions contemplated by the Purchase Agreement, the other Consenting Holders entered into a Consent and Agreement to Exchange, dated February 10, 2009 (the “Exchange Agreement”), pursuant to which, among other things, (i) such Consenting Holders exchanged certain previously issued securities of the Company for an aggregate of 445.442875 shares of Series E Preferred Stock convertible into an aggregate of 34,264,831 shares (the “Other Conversion Shares”) of Common Stock and (ii) the Company and such Consenting Holders agreed to amend the terms of existing warrants to acquire an aggregate of up to 11,865,381 shares (the “Other Warrant Shares” and, together with the Purdue Warrant Shares, the “Warrant Shares”) of Common Stock (subject to adjustment).

C.           In connection with the transactions contemplated by the Purchase Agreement and the Exchange Agreement, the Company and the Consenting Holders entered into a Registration Rights Agreements, dated February 11, 2009 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide the Consenting Holders with certain registration rights with respect to the Purdue Conversion Shares, the Purdue Warrant Shares, the Other Conversion Shares (less 12,000,000 shares which had previously been registered) and the Other Warrant Shares (collectively, the “Registrable Securities”).

D.           On September 15, 2009, the Company filed a registration statement on Form S-1 (file no. 333-161922) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) seeking to register the Registrable Securities for resale or other disposition by the Consenting Holders pursuant to the Securities Act of 1933, as amended (the “Act”).

E.           By letter, dated October 8, 2009 (the “First Comment Letter”), the staff of the Commission (the “Staff”) requested that the Company advise the Staff as to the Company’s basis for determining that the resale or disposition of the Registrable Securities by the Consenting Holders as contemplated by the Registration Statement was eligible to be made on a shelf basis under Rule 415(a)(1)(i).

F.           In response to the comments raised by the Staff in the First Comment Letter, on December 7, 2009, the Company filed Amendment No. 1 to the Registration Statement (the “First Amendment”) and submitted a response letter to the Staff in which, among other things, the Company set forth its analysis of its ability to use Rule 415(a)(1)(i) to effect the registration of the Registrable Securities.

G.           By letter, dated December 29, 2009 (the “Second Comment Letter”), the Staff advised the Company that the Staff disagreed that the Registrable Securities were eligible to be registered on a shelf basis pursuant to Rule 415(a)(1)(i).

H.           Although the Company and the Consenting Holders believe that the Staff’s interpretation of Rule 415 as set forth in the First Comment Letter and the Second Comment Letter is incorrect, they believe it is in their mutual best interest to resolve the Staff’s comments by limiting the number of shares of Common Stock covered by the Registration Statement.

I.            Certain of the Consenting Holders constitute the “Requisite Holders” referenced in the Registration Rights Agreement and defined in the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, the parties hereto hereby agree as follows (with capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Registration Rights Agreement):

1.            Cut Back.  In accordance with Section 8(a) of the Registration Rights Agreement, the Requisite Holders hereby consent to the reduction of the aggregate number of Registrable Securities of the Company to be included in the Registration Statement to the maximum number of shares the Staff permits to be included.  Any shares of Common Stock not permitted to be included in the Registration Statement are hereinafter referred to as the “Cut Back Shares.”  The currently anticipated number of Registrable Securities to be included in the Registration Statement (after giving effect to any reduction contemplated hereby) and Cut Back Shares for each holder of Registrable Securities is set forth on Schedule A hereto.  The Company shall use its commercially reasonable efforts to minimize the number of Cut Back Shares; provided, however, that the Company shall not agree to name any Consenting Holder as an “underwriter” in the Registration Statement without the prior written consent of such Consenting Holder.  The Company shall provide the Consenting Holders and their counsel the opportunity to comment on any written submission to be made to the Staff in advance of such submission, and no such written submission shall be made to the Staff to which any of the Consenting Holders’ counsel reasonably objects.  Any reduction in the number of Registrable Securities to be included in the Registration Statement imposed on the Consenting Holders pursuant to this Section 1 shall be allocated among the Consenting Holders on a pro rata basis based on the number of Registrable Securities initially included in the Registration Statement for the account of each Consenting Holder and shall be applied, with respect to each Consenting Holder, first to the Warrant Shares, unless the Staff otherwise requires or the Requisite Holders otherwise agree in writing.

2.           Registration of Cut Back Shares.

(a)           From and after (i) the later of (x) the six-month anniversary of the initial effective date of the Registration Statement or (y) 60 days after substantially all of the Registrable Securities covered by the Registration Statement have been sold or otherwise disposed of or (ii) such earlier time as (x) the Commission expressly modifies, in published guidance, its position regarding the eligibility of issuers to register shares for resale on a shelf basis under Rule 415(a)(1)(i) such that a registration statement to be filed with respect to the Cut Back Shares would be permitted and (y) the Staff confirms to the Company that such registration would be permitted (the earlier of such dates, the “Restriction Termination Date”), upon request in writing of any holder of Cut Back Shares, the Company shall, as soon as reasonably practicable following its receipt of such request, notify the other holders of Cut Back Shares in writing of such registration, and each such holder shall be permitted to elect, by written notice to the Company within ten (10) days of the delivery of the aforesaid notice by the Company, to include such holder’s Cut Back Shares in the Cut Back Registration Statement.  The Company shall, as soon as reasonably practicable after such ten (10) day period elapses, file a registration statement covering the resale of the Cut Back Shares or such portion thereof as the Commission shall permit (the “Cut Back Registration Statement”) and use its reasonable best efforts to have the Commission declare such registration statement effective as soon as reasonably practicable.  The right of any holder of Cut Back Shares to have such Cut Back Shares included in the Cut Back Registration Statement shall terminate at such time as such holder may immediately sell all of his, her or its Cut Back Shares pursuant to Rule 144 promulgated under the Act (“Rule 144”) without time, volume or other limitations under Rule 144, as determined by counsel to the Company, or by counsel to such holder reasonably satisfactory to the Company, pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holder(s) (any such holder an “Unrestricted Holder” and all other holders “Restricted Holders”).  In the event the Commission will not permit the registration of all of the Cut Back Shares for which registration is requested pursuant to this Section 2, then the shares included in the Cut Back Registration Statement shall be reduced to the maximum number of shares the Staff permits to be included, with such cut-back to be applied, first, to any Cut Back Shares held by an Unrestricted Holder, and second, to the Cut Back Shares held by Restricted Holders, allocated among such Restricted Holders on a pro rata basis based on the number of Cut Back Shares with respect to which registration was requested.

(b)           From and after the date on which the Cut-Back Registration Statement is declared effective, upon written request from a Restricted Holder, the Company shall, using procedures substantially similar to the procedures set forth in this Section 2 (and based on the time-periods set forth in Section 2(a), modified as appropriate based on the date of effectiveness of the Cut Back Registration Statement or the most recent subsequently effective registration statement filed pursuant to this Section 2(b), as applicable), periodically file such additional registration statements with respect to any as-yet unregistered Cut Back Shares and use its reasonable best efforts to have the Commission declare such registration statements effective.  The Company’s obligations under this Section 2(b) shall terminate at such time as all Cut Back Shares have either been registered with the Commission or are held by Unrestricted Holders.

3.           Except as otherwise set forth in Section 2, the terms of the Registration Rights Agreement applicable to the Registration Statement (as defined therein) shall also apply to the Cut Back Registration Statement and any registration statement filed pursuant to Section 2(b), including without limitation the provisions regarding indemnification, payment of expenses and maintenance of effectiveness.  Notwithstanding the foregoing, it is expressly understood that the Company’s obligations to file and obtain effectiveness with respect to the Cut Back Registration Statement and any registration statement filed pursuant to Section 2(b) shall be governed by Section 2, and under no circumstance shall the Company be obligated to pay liquidated damages with respect to any delays or postponements in the filing or effectiveness of the Cut Back Registration Statement or any registration statement filed pursuant to Section 2(b).

4.           No other Changes.  Except as expressly modified hereby, the Registration Rights Agreement shall remain in full force and effect.

5.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any party hereto against any other party hereto concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County.  THE PARTIES TO THIS AGREEMENT AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

6.           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended, together with the Registration Rights Agreement, to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

7.           Counterparts and Effectiveness.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.  This Agreement shall be deemed effective only upon execution by all Requisite Holders (as referenced in the Registration Rights Agreement) and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first above written.

Xmark Opportunity Fund, Ltd.		Caduceus Capital Master Fund Limited
Xmark Opportunity Fund, L.P.		Caduceus Capital II, L.P.
Xmark JV Investment Partners, LLC		UBS Eucalyptus Fund, L.L.C.
PW Eucalyptus Fund, Ltd.
Summer Street Life Sciences Hedge Fund
Investors LLC

By:	/s/ Mitchell D. Kaye	By:	/s/ Samuel D. Isaly
Name: Mitchell D. Kaye		Name: Samuel D. Isaly
Title: Authorized Signatory		Title: Managing Partner, Orbimed Advisors
Address: 90 Grove Street		Address: c/o OrbiMed Advisors LLC
Ridgefield, CT 06877		767 Third Avenue, 30th Floor
Attn: Mitchell D. Kaye		New York, NY 10017

Knoll Special Opportunities Fund II Master		Hunt-BioVentures, L.P.
Fund Ltd.
Europa International, Inc.		By : HBV GP, L.L.C, its General Partner

By:	/s/ Fred Knoll	By:	/s/ Benjamin Nelson
Name: Fred Knoll		Name: Benjamin Nelson
Title: Portfolio Manager		Title: Vice President and General Counsel
Address: c/o Knoll Capital Management		Address: Hunt Investments
1114 Avenue of the Americas, 45th Floor		1900 N. Akard
New York, NY 10036		Dallas, TX 75201

Beacon Company		Rosebay Medical Company, L.P.
By: Stanhope Gate Corp.,		By: Rosebay Medical Company, Inc.,
its managing general partner		its general partner

By:	/s/ Jonathan White	By:	/s/ Stephen A. Ives
Name: Jonathan White		Name: Stephen A. Ives
Title: Director		Title: Vice President

[Signature Page to Consent and Amendment Agreement]

PURDUE PHARMA, L.P.

By: Purdue Pharma Inc.,
its general partner

By:	/s/ Edward B. Mahony
Name: Edward B. Mahony
Title: Executive Vice President,
Chief Financial Officer

[Signature Page to Consent and Amendment Agreement]

NOVELOS THERAPEUTICS, INC.

/s/ Harry S. Palmin

Name: Harry S. Palmin
Title: President and CEO

[Signature Page to Consent and Amendment Agreement]

Schedule A to Consent and Amendment Agreement

	Shares Initially Offered			Estimated Cut Back Shares
Holder of Registrable Securities	Conversion Shares	Warrant Shares	Total Shares	Conversion Shares	Warrant Shares	Estimated Registered Shares

Beacon Company	7,692,307	4,615,384	12,307,691	3,711,648	4,615,384	3,980,659
Rosebay Medical Company L.P.	7,692,307	4,615,385	12,307,692	3,711,648	4,615,385	3,980,659
Xmark Opportunity Fund, Ltd.	2,941,023	1,569,230	4,510,253	1,482,278	1,569,230	1,458,745
Xmark Opportunity Fund, L.P.	1,470,511	784,615	2,255,126	741,139	784,615	729,372
Xmark JV Investment Partners, LLC	1,470,511	784,615	2,255,126	741,139	784,615	729,372
Caduceus Capital Master Fund Limited	2,692,424	1,453,846	4,146,270	1,351,402	1,453,846	1,341,022
Caduceus Capital II, L.P.	2,205,835	1,156,538	3,362,373	1,118,348	1,156,538	1,087,487
Summer Street Life Sciences Investors LLC	828,653	384,615	1,213,268	436,248	384,615	392,405
UBS Eucalyptus Fund, L.L.C.	1,211,453	695,000	1,906,453	594,852	695,000	616,601
PW Eucalyptus Fund, Ltd.	139,782	80,192	219,974	68,636	80,192	71,146
Knoll Special Opportunities Fund II Master Fund, Ltd.	2,526,696	1,376,923	3,903,619	1,264,154	1,376,923	1,262,542
Europa International, Inc.	3,521,080	1,838,461	5,359,541	1,787,652	1,838,461	1,733,428
Hunt BioVentures, L.P.	3,256,860	1,741,346	4,998,206	1,640,298	1,741,346	1,616,562

	37,649,442	21,096,150	58,745,592	18,649,442	21,096,150	19,000,000

[Signature Page to Consent and Amendment Agreement]